Exhibit 99.2 Reconciliation of EBITDA from continuing operations and Adjusted EBITDA from continuing operations for the quarter ended March 31, 2015 and 2014.

Three Months Ended March 31, 2015 (Dollar amounts in millions)	OSB	Siding	EWP	South America	Other	Corporate	Total
Sales	$190.2	$173.5	$64.8	$35.9	$7.3	$—	$471.7
Depreciation and amortization	14.8	5.1	3.6	2.1	0.4	0.7	26.7
Cost of sales and selling and administrative	203.8	135.5	66.0	31.4	7.8	22.0	466.5
Gain on sale or impairment of long lived assets	—	—	—	—	—	0.1	0.1
Other operating credits and charges, net	—	—	—	—	—	11.6	11.6
Total operating costs	218.6	140.6	69.6	33.5	8.2	34.4	504.9
Income (loss) from operations	(28.4)	32.9	(4.8)	2.4	(0.9)	(34.4)	(33.2)
Total non-operating expense	—	—	—	—	—	(8.3)	(8.3)
Income (loss) before income taxes and equity in income of unconsolidated affiliates	(28.4)	32.9	(4.8)	2.4	(0.9)	(42.7)	(41.5)
Income tax benefit	—	—	—	—	—	(6.3)	(6.3)
Equity in income of unconsolidated affiliates	—	—	(0.7)	—	—	—	(0.7)
Income (loss) from continuing operations	$(28.4)	$32.9	$(4.1)	$2.4	$(0.9)	$(36.4)	$(34.5)
Reconciliation of income (loss) from continuing operations to Adjusted EBITDA from continuing operations
Income (loss) from continuing operations	$(28.4)	$32.9	$(4.1)	$2.4	$(0.9)	$(36.4)	$(34.5)
Income tax benefit	—	—	—	—	—	(6.3)	(6.3)
Interest expense, net of capitalized interest	—	—	—	—	—	7.5	7.5
Depreciation and amortization	14.8	5.1	3.6	2.1	0.4	0.7	26.7
EBITDA from continuing operations	(13.6)	38.0	(0.5)	4.5	(0.5)	(34.5)	(6.6)
Stock based compensation expense	0.2	0.1	0.1	—	—	2.0	2.4
Gain on sale or impairment of long lived assets	—	—	—	—	—	0.1	0.1
Interest income	—	—	—	—	—	(1.4)	(1.4)
Other operating credits and charges, net	—	—	—	—	—	11.6	11.6
Adjusted EBITDA from continuing operations	$(13.4)	$38.1	$(0.4)	$4.5	$(0.5)	$(22.2)	$6.1

Three Months Ended March 31, 2014 (Dollar amounts in millions)	OSB	Siding	EWP	South America	Other	Corporate	Total
Sales	$194.9	$143.5	$62.2	$36.6	$7.9	$(0.4)	$444.7
Depreciation and amortization	13.6	4.2	4.3	2.3	0.3	0.9	25.6
Cost of sales and selling and administrative	183.2	120.1	61.6	30.1	8.3	26.0	429.3
Total operating costs	196.8	124.3	65.9	32.4	8.6	26.9	454.9
Income (loss) from operations	(1.9)	19.2	(3.7)	4.2	(0.7)	(27.3)	(10.2)
Total non-operating expense	—	—	—	—	—	(10.2)	(10.2)
Income (loss) before income taxes and equity in (income) loss of unconsolidated affiliates	(1.9)	19.2	(3.7)	4.2	(0.7)	(37.5)	(20.4)
Provision for income taxes	—	—	—	—	—	(5.6)	(5.6)
Equity in (income) loss of unconsolidated affiliates	—	—	(0.6)	—	—	—	(0.6)
Income (loss) from continuing operations	$(1.9)	$19.2	$(3.1)	$4.2	$(0.7)	$(31.9)	$(14.2)
Reconciliation of income (loss) from continuing operations to Adjusted EBITDA from continuing operations
Income (loss) from continuing operations	$(1.9)	$19.2	$(3.1)	$4.2	$(0.7)	$(31.9)	$(14.2)
Provision for income taxes	—	—	—	—	—	(5.6)	(5.6)
Interest expense, net of capitalized interest	—	—	—	—	—	7.7	7.7
Depreciation and amortization	13.6	4.2	4.3	2.3	0.3	0.9	25.6
EBITDA from continuing operations	11.7	23.4	1.2	6.5	(0.4)	(28.9)	13.5
Stock based compensation expense	0.2	0.2	0.1	—	—	1.6	2.1
Investment income	—	—	—	—	—	(1.8)	(1.8)
Expenses associated with proposed acquisition of Ainsworth Lumber co. Ltd.	—	—	—	—	—	9.1	9.1
Adjusted EBITDA from continuing operations	$11.9	$23.6	$1.3	$6.5	$(0.4)	$(20.0)	$22.9